Exhibit 3(i)

                             ARTICLES OF MERGER

                                     of

                          THE BERKSHIRE GAS COMPANY
                    (A Massachusetts Utility Corporation)

                                     and

                   BERKSHIRE GAS MERGECO GAS COMPANY, INC.
                    (A Massachusetts Utility Corporation)

                                     and

                         BERKSHIRE ENERGY RESOURCES
      (A Massachusetts Business Trust - - a party to the Agreement and Plan of Merger described herein and that will survive the transaction contemplated in such agreement)


      Pursuant to the provisions of Section 102A of Chapter 164 of the Massachusetts General Laws, the undersigned corporations adopt the following Articles of Merger for the purpose of merging Berkshire Gas Mergeco Gas Company, Inc. ("Mergeco") with and into The Berkshire Gas Company ("Berkshire Gas"), which shall be the Surviving Corporation:

      1. Attached hereto and incorporated herein by reference is the Agreement and Plan of Merger dated as of February 19, 1998, of the undersigned corporations. The Surviving Corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of a Constituent Corporation, upon written request and without charge. The Effective Time as defined therein is 11:59 P.M., Boston time on December 31, 1998.

      2. The undersigned president or vice president and clerk or secretary or assistant clerk or secretary of each undersigned corporation hereby state under the penalties of perjury that the attached Agreement and Plan of Merger has been duly executed on behalf of such corporation and has been approved by the stockholders of such corporation and by the Department of Telecommunications and Energy of The Commonwealth of Massachusetts in the manner required by Section 96 of Chapter 164 of the Massachusetts General Laws.

      3. The post office address of the initial principal office of the Surviving Corporation is 115 Cheshire Road, Pittsfield, Massachusetts 01201.

      4. The name, residence and post office address of each of the initial directors and the chairman, president, treasurer and clerk of the Surviving Corporation are as follows:

                                                           POST OFFICE
NAME                       TITLE        RESIDENCE            ADDRESS

George R. Baldwin        Director                      c/o 115 Cheshire Road
                                                       Pittsfield, MA  01201

John W. Bond             Director                      c/o 115 Cheshire Road
                                                       Pittsfield, MA  01201

Paul L. Gioia            Director                      c/o 115 Cheshire Road
                                                       Pittsfield, MA  01201

Franklin M. Hundley      Chairman and                  c/o 115 Cheshire Road
                         Director                      Pittsfield, MA  01201

James R. Keys            Director                      c/o 115 Cheshire Road
                                                       Pittsfield, MA  01201

Robert B. Trask          Director                      c/o 115 Cheshire Road
                                                       Pittsfield, MA  01201

Scott S. Robinson        Director,                     115 Cheshire Road
                         President and                 Pittsfield, MA  01201
                         Chief Executive
                         Officer

Michael J. Marrone       Vice President,               115 Cheshire Road
                         Treasurer and                 Pittsfield, MA  01201
                         Chief Financial
                         Officer

Cheryl M. Clark          Clerk                          115 Cheshire Road
                                                       Pittsfield, MA  02101


      5. The fiscal year of the Surviving Corporation initially adopted shall end on the last day of the month of June in each year.

      6. The date and time initially fixed in the Bylaws for the annual meeting of the stockholders of the Surviving Corporation is 10:00 a.m. on the second Wednesday in November of each year.

      IN WITNESS WHEREOF, Berkshire Gas, Mergeco and Berkshire Energy Resources, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors or Board of Trustees, have each caused these Articles of Merger to be executed by its president or one of its vice presidents and its clerk or one of its assistant clerks.

Dated: December 28, 1999             THE BERKSHIRE GAS COMPANY


                                     By: /s/ Scott S. Robinson
                                         ---------------------
                                     Name:   Scott S. Robinson
                                     Title:  President and Chief
                                             Executive Officer


                                     By: /s/ Cheryl M. Clark
                                         -------------------
                                     Name:   Cheryl M. Clark
                                     Title:  Clerk

                                     BERKSHIRE GAS MERGECO GAS COMPANY, INC.


                                     By: /s/ Scott S. Robinson
                                         ---------------------
                                     Name:   Scott S. Robinson
                                     Title:  President and Chief
                                             Executive Officer


                                     By: /s/ Cheryl M. Clark
                                         -------------------
                                     Name:   Cheryl M. Clark
                                     Title:  Clerk

                                     BERKSHIRE ENERGY RESOURCES


                                     By: /s/ Scott S. Robinson
                                         ---------------------
                                     Name:   Scott S. Robinson
                                     Title:  President and Chief
                                             Executive Officer


                                     By: /s/ Cheryl M. Clark
                                         -------------------
                                     Name:   Cheryl M. Clark
                                     Title:  Secretary